Exhibit 99.1
                                                                                                      FOR IMMEDIATE RELEASE

Bridgeline Digital Reports Financial Results

for the Third Quarter and First Nine Months of Fiscal 2011

Record New Bookings of $6.8M for the Quarter, a 31% Year Over Year Increase

Woburn, MA,  August 15, 2011 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of an award-winning web experience engagement management product suite named iAPPS® and interactive technology solutions, announced financial results for the three and nine month periods ended June 30, 2011.

Highlights from the third quarter of fiscal 2011 include:

•	Revenue increased 13% to $6.5 million when compared to $5.8 million for the quarter ended June 30, 2010.

•	New business bookings were a record $6.8 million, this is a 31% increase compared to $5.2 million of new bookings for the quarter ended June 30, 2010.

•
Revenue from subscription, perpetual licenses and managed service hosting increased 6% to $1.05 million in the quarter ended June 30, 2011 when compared to $987 thousand for the quarter ended June 30, 2010.

•	45 new iAPPS licenses were sold during the three months ended June 30, 2011. As of June 30, 2011 there have been a total of 360 iAPPS sold.

•
Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $342 thousand for the quarter ended June 30, 2011 compared to $598 thousand for the quarter ended June 30, 2010.

•	Cash flow generated from operations was $489 thousand for the quarter ended June 30, 2011 compared to $758 thousand for the quarter ended June 30, 2010.

•	A balance sheet at June 30, 2011 with total assets of $30.0 million and only $8.8 million of liabilities.

Highlights from the first nine months of fiscal 2011 include:

•	Revenue increased 18% to $19.7 million when compared to $16.7 million for the nine months ended June 30, 2010.

•
Revenue from subscription, perpetual licenses and managed service hosting increased 20% to $3.3 million in the quarter ended June 30, 2011 when compared to $2.7 million for the nine months ended June 30, 2010.

•
Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $1.1 million for the nine months ended June 30, 2011 compared to $1.8 million for the nine months ended June 30, 2010.

•	Non-GAAP net income was $137 thousand compared to non-GAAP net income of $887 thousand for the nine months ended June 30, 2010.

Bridgeline Digital expects annual revenue for fiscal 2011 of approximately $26.5 million.  In addition, the Company expects to generate positive non-GAAP net income and positive Adjusted EBITDA during fiscal 2011.

Results of Operations for the Three Months Ended June 30, 2011 Compared to June 30, 2010

For the three months ended June 30, 2011 our revenue increased 13% to $6.5 million from $5.8 million for the same period of fiscal 2010.  Gross profit was $3.3 million compared with $3.1 million for the same period of fiscal 2010, an increase of 6%.  Gross profit margins were 51% compared with 54% for the same period of fiscal 2010.  The decrease in gross profit margin is due to the impact of lower gross profit margin from web application development services from the two acquisitions completed during the second half of fiscal 2010.

The loss from operations for the three month period was ($171) thousand compared with income from operations of $72 thousand in the same period of fiscal 2010.  The net loss for the three month period was ($246) thousand compared with net income of $35 thousand in the same period of fiscal 2010.  The reasons for the decrease in operating and net income were due to a significant reduction in capitalized costs related to iAPPS software development compared to the prior year, increased R&D and infrastructure investments and lower gross margin contribution and increased sales expense from one of our recent acquisitions.  Earnings (loss) per share was ($0.02) for the three months ended June 30, 2011 compared with $0.00 for the same period of the prior year.  Non-GAAP adjusted net income was $37 thousand and non-GAAP adjusted earnings per diluted share was $0.00 for the three months ended June 30, 2011 compared with non-GAAP adjusted net income of $207 thousand and non-GAAP adjusted earnings per diluted share of $0.02 for the same period of fiscal 2010.  Adjusted EBITDA was $342 thousand and Adjusted EBITDA per diluted share was $0.02 for the three months ended June 30, 2011 compared with $598 thousand and $0.05 for the same period of fiscal 2010.

Results of Operations for the Nine Months Ended June 30, 2011 Compared to June 30, 2010

For the nine months ended June 30, 2011 our revenue increased 18% to $19.7 million from $16.7 million for the same period of fiscal 2010.  Gross profit was $9.8 million compared with $9.0 million for the same period of fiscal 2010, an increase of 10%.  Gross profit margins were 50% compared with 54% for the same period of fiscal 2010.  The decrease in gross profit margin is due to the impact of lower gross profit margin from web application development services from the two acquisitions completed during the second half of fiscal 2010.

The loss from operations for the nine month period was ($502) thousand compared with income from operations of $344 thousand in the same period of fiscal 2010.  The net loss for the nine month period was ($731) thousand compared with net income of $275 thousand in the same period of fiscal 2010.  The reasons for the decrease in operating and net income were due to a significant reduction in capitalized costs related to iAPPS software development compared to the prior year, increased R&D and infrastructure investments and lower gross margin contribution and increased sales expense from our two recent acquisitions.  Earnings (loss) per share was ($0.06) for the nine months ended June 30, 2011 compared with $0.02 for the same period of the prior year.  Non-GAAP adjusted net income was $137 thousand and non-GAAP adjusted earnings per diluted share was $0.01 for the nine months ended June 30, 2011 compared with non-GAAP adjusted net income of $887 thousand and non-GAAP adjusted earnings per diluted share of $0.08 for the same period of fiscal 2010.  Adjusted EBITDA was $1.1 million and Adjusted EBITDA per diluted share was $0.09 for the nine months ended June 30, 2011 compared with $1.8 million and $0.16 for the same period of fiscal 2010.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges.  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Conference Call

Bridgeline Digital will host a discussion of its results for the three and nine months ended June 30, 2011 at approximately 4:30 p.m. ET today. To listen to the conference call please dial (877) 837-3910 for U.S., (973) 796-5077 for international.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of GAAP net (loss)income to non-GAAP adjusted net (loss)income:
GAAP net (loss)income	$(246)	$35	$(731)	$275
Amortization of intangible assets	184	148	582	431
Stock-based compensation	99	114	286	287
Tax effect of non-GAAP adjustments	-	(90)	-	(106)
Non-GAAP adjusted net (loss)income	$37	$207	$137	$887

Reconciliation of GAAP (loss)earnings per diluted share to non-GAAP adjusted earnings per diluted share:
GAAP net (loss)income per share	$(0.02)	$-	$(0.06)	$0.02
Amortization of intangible assets	0.01	0.01	0.05	0.04
Stock-based compensation	0.01	0.01	0.02	0.03
Tax effect of non-GAAP adjustments	-	-	-	(0.01)
Non-GAAP adjusted net income	$0.00	$0.02	$0.01	$0.08

Reconciliation of GAAP net (loss)income to Adjusted EBITDA:
GAAP net (loss)income	$(246)	$35	$(731)	$275
Provision for income tax	21	21	63	52
Interest expense (income),net	54	16	166	17
Amortization of intangible assets	184	148	582	431
Depreciation	142	195	454	566
EBITDA	155	415	534	1,341
Other amortization	88	69	263	186
Stock-based compensation	99	114	286	287
Adjusted EBITDA	$342	$598	$1,083	$1,814

Reconciliation of GAAP net (loss)earnings per diluted share to Adjusted EBITDA per diluted share:
GAAP net (loss)income per share	$(0.02)	$-	$(0.06)	$0.02
Provision for income tax	-	-	0.01	-
Interest expense (income),net	-	-	0.01	-
Amortization of intangible assets	0.01	0.01	0.05	0.04
Depreciation	0.01	0.02	0.04	0.05
Other amortization	0.01	0.01	0.02	0.02
Stock-based compensation	0.01	0.01	0.02	0.03
Adjusted EBITDA	$0.02	$0.05	$0.09	$0.16

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Web application development services	$5,483	$4,813	$16,408	$13,951
Managed service hosting	509	450	1,476	1,450
Subscription and perpetual licenses	540	537	1,790	1,265
Total revenue	6,532	5,800	19,674	16,666

Cost of revenue:
Web application development services	2,978	2,404	8,955	6,855
Managed service hosting	94	94	355	382
Subscription and perpetual licenses	161	178	521	478
Total cost of revenue	3,233	2,676	9,831	7,715
Gross profit	3,299	3,124	9,843	8,951

Operating expenses:
Sales and marketing	1,631	1,427	5,054	3,847
General and administrative	1,066	1,045	2,985	3,246
Research and development	448	259	1,300	584
Depreciation and amortization	325	321	1,006	930
Total operating expenses	3,470	3,052	10,345	8,607
(Loss)income from operations	(171)	72	(502)	344
Interest income (expense), net	(54)	(16)	(166)	(17)
(Loss)income before income taxes	(225)	56	(668)	327
Provision for income taxes	21	21	63	52
Net (loss)income	$(246)	$35	$(731)	$275

Net(loss)income per share:
Basic	$(0.02)	$0.00	$(0.06)	$0.02
Diluted	$(0.02)	$0.00	$(0.06)	$0.02
Number of weighted average shares:
Basic	12,306,207	11,188,208	12,148,287	11,185,506
Diluted	12,306,207	11,529,013	12,148,287	11,606,458

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

ASSETS
	June 30,	September 30,
	2011	2010
Current Assets:
Cash and cash equivalents	$1,167	$3,045
Accounts receivable and unbilled revenues, net	4,163	3,929
Preapid expenses and other current assets	479	351
Total current assets	5,809	7,325
Equipment and improvements, net	1,614	1,171
Intangible assets, net	1,710	2,292
Goodwill	20,039	20,036
Other assets	840	900
Total assets	$30,012	$31,724

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilites:
Accounts payable	$861	$1,270
Accrued liabilities	1,059	1,024
Accrued earnouts, current	390	900
Debt, current	292	2,475
Capital lease obligations, current	224	50
Deferred revenue	1,482	899
Total current liabilities	4,308	6,618
Accrued earnouts, net of current portion	1,073	1,073
Debt, net of current portion	2,900	3,025
Capital lease obligations, net of current portion	264	11
Other long term liabilities	296	341
Total liabilities	8,841	11,068

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized; 12,306,207 and 11,188,208 shares issued and outstanding, respectively	12	11
Additional paid-in-capital	38,012	36,749
Accumulated deficit	(16,719)	(15,988)
Accumulated other comprehensive income	(134)	(116)
Total stockholders' equity	21,171	20,656
Total liabilities and stockholders' equity	$30,012	$31,724

About Bridgeline Digital, Inc

Bridgeline Digital is a developer of an award-winning web engagement management product suite and interactive development solutions that help customers leverage best in class web-based technologies to achieve their business objectives. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, eCommerce, eMarketing, and Analytics capabilities into the heart of websites, online stores, intranets, extranets and portals - enabling business users to swiftly enhance and optimize the value of their web properties. iAPPS Content Manager is the 2010 CODiE Award Winner for Best Content Management Solution, globally.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline Digital helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline’s teams of developers specialize in web application development, e-commerce development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Virginia, and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Sun Chemical, Honeywell, Blue Cross Blue Shield, Novartis, Shaw Flooring, Marriott International, Berkshire Life, PODS, Budget Rental Car, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, and the American Academy of Pediatrics. To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, our ability to maintain an effective system of internal controls, or risks associated with our contracts with the U.S. federal government, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Genesis Select (Investor Relations)
Budd Zuckerman
President
303-415-0200
bzuckerman@genesisselect.com

Bridgeline Digital, Inc.
Michael Prinn
Vice President & Chief Accounting Officer
781-497-3016
mprinn@blinedigital.com